Your Vote Counts! GROUPON, INC. 600 WEST CHICAGO AVENUE SUITE 400 CHICAGO, IL 60654 GROUPON, INC. 2021 Annual Meeting Vote by June 14, 2021 11:59 PM ET You invested in GROUPON, INC. and it’s time to vote! You have the right to vote on proposals being presented at the 2021 Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on June 15, 2021. Get informed before you vote View the Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10- K online OR you can receive a free paper or email copy of the material(s) by requesting prior to June 1, 2021. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Vote in Person at the Meeting* June 15, 2021 10:00 AM CDT Winston & Strawn LLP 35 West Wacker Drive Chicago, Illinois 60601 *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Smartphone users Point your camera here and vote without entering a control number V1 For complete information and to vote, visit www.ProxyVote.com Control # D53824-P51560

THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters. Vote at www.ProxyVote.com Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”. Voting Items Board Recommends D53825-P51560 01) Michael Angelakis 02) Peter Barris 03) Robert Bass 04) Eric Lefkofsky 05) Theodore Leonsis 06) Valerie Mosley 07) Helen Vaid 08) Deborah Wahl 1. To elect eight directors from the nominees named in the proxy statement. Nominees: 2. To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2021. 3. To conduct an advisory vote to approve our named executive officer compensation. NOTE: To transact other business that may properly come before the Annual Meeting. For For For